SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant ? Filed by a Party other than the Registrant Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Karts International Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities  to which  transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5) Total fee paid:

--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         (3) Filing Party:

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         (4) Date Filed:

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

                       Letterhead of Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                               Dallas, Texas 75202

                                                              Richard B. Goodner
                                                              (214) 953-6167
                                                              rgoodner@jw.com

                                November 2, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Preliminary Proxy Solicitation Materials of Karts International Incorporated (the "Company")

Dear Madam or Sir:

         On behalf of the Company, we are filing herewith preliminary proxy solicitation materials in connection with the Company's Annual Meeting of Stockholders scheduled for December 12, 2000. It is anticipated that proxy solicitation materials will be mailed to stockholders on or about November 13, 2000. At the meeting stockholders will be requested to approve (i) the election of five members to the Board of Directors; (ii) an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 35,000,000 to 90,000,000; and (iii) the Company's 2000 Stock Compensation Plan.

         Please do not hesitate to contact the undersigned at (214) 953-6167 regarding any questions or comments the Staff may have to this filing.

                                                     Very truly yours,

                                                     /s/ Richard B. Goodner
                                                     ----------------------
                                                     Richard B. Goodner

RBG:mdp
Enclosures

cc:      Karts International Incorporated
         Attn:  Mr. Edward Cook

                           Preliminary Proxy Statement

                        KARTS INTERNATIONAL INCORPORATED
                                  P.O. Box 695
                            Roseland, Louisiana 70456

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on December 12, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Karts International Incorporated (the "Company") will be held at 62204 Commercial Street, Roseland, Louisiana 70456, on Tuesday, December 12, 2000, at 2:00 p.m., local time, for the following purposes:

         (1) To elect five members of the Board of Directors for the term of one year or until the next Annual Meeting of Stockholders.

         (2) To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, from 35,000,000 shares to 90,000,000 shares.

         (3) To approve the Karts International Incorporated 2000 Stock Compensation Plan.

         (4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on October 31, 2000 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder during ordinary business hours at the offices of the Company located at 62204 Commercial Street, Roseland, Louisiana 70456.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                       By Order of the Board of Directors

                                       /s/  Geoffrey Craig benRichard
                                       ------------------------------
                                       Geoffrey Craig benRichard
                                       Secretary

Roseland, Louisiana
November 13, 2000

                        KARTS INTERNATIONAL INCORPORATED
                                  P.O. Box 695
                            Roseland, Louisiana 70456

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on December 12, 2000

         This Proxy Statement is being first mailed on or about November 13, 2000 to stockholders of Karts International Incorporated (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 62204 Commercial Street, Roseland, Louisiana 70456, at 2:00 p.m., local time, on Tuesday, December 12, 2000, or at such other time and place to which the Meeting may be adjourned.

         All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (1) FOR the election of the persons named herein under "Proposal 1 - Election of Directors" as nominees for election as directors of the Company for the term described therein; (2) FOR the proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 35,000,000 shares to 90,000,000 shares; (3) FOR the proposal to approve the Karts International Incorporated 2000 Stock Compensation Plan; and (4) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

         Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to the Company at 62204 Commercial Street, P.O. Box 695, Roseland, Louisiana 70456, Attention: Charles Brister. If notice of revocation is not received by the date of the Meeting, a stockholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

         Only holders of record as of the close of business on October 31, 2000 (the "Record Date") of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), Series A Preferred Stock and Series B Preferred Stock will be entitled to vote on matters presented at the Meeting.

         Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to come before the Meeting. Each share of Series A Preferred Stock is convertible at any time at the option of the holder into two shares of Common Stock and each share of Series B Preferred Stock is convertible at any time at the option of the holder into two hundred shares of Common Stock. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to two (2) votes based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible. Each share of Series B Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to 200 votes based on the number of shares of Common Stock into which the Series B Preferred Stock is convertible. The Common Stock, Series A Preferred Stock and Series B Preferred Stock vote as a single class on all matters expected to come before the Meeting.

         On the Record Date there were outstanding 7,498,392 shares of Common Stock, 4,000,000 shares of Series A Preferred Stock (which shares of Series A Preferred Stock were convertible into 8,000,000 shares of Common Stock) and 73,333 shares of Series B Preferred Stock (which shares of Series B Preferred Stock were convertible into 14,666,600 shares of Common Stock). In the aggregate, these shares constitute all of the outstanding shares entitled to vote at the Meeting. The holders of such securities have the right to cast a total of 30,164,992 votes at the Meeting.

                                QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum to transact business. Each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name, a holder of Series A Preferred Stock on the Record Date shall be entitled to cast two votes for each share of Series A Preferred Stock registered in his or her name and a holder of Series B Preferred Stock on the Record Date shall be entitled to cast two hundred votes for each share of Series B Preferred Stock registered in his or her name. In order to be elected a director, a nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock, Series A and Series B Preferred Stock present in person or by proxy at the Meeting. Abstentions and broker non-votes will not be counted in the election of directors, the proposal to amend the Articles of Incorporation or the proposal to approve the 2000 Stock Compensation Plan.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board presently consists of five directors, all of whom have been nominated and have agreed to stand for re-election. Each director shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

         It is expected that the nominees named below will be able to accept such nominations. If any of the below nominees for any reason is unable or is unwilling to serve at the time of the Meeting, the Proxy holders will have discretionary authority to vote the Proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board and directorships in other publicly-held companies.

           Name                      Age                Position
           ----                      ---                --------
Charles Brister(1)                    49    President, Chief Executive Officer
                                            and Director
Blair Lawrence benGerald barAbba,     40    Chairman of the Board and Director
   House of Smith
Geoffrey Craig benRichard barAbba,    47    Vice President of Legal  Affaires,
   House of Thayer(2)                       Secretary and Director
Gary C. Evans(1)                      44    Director
Timotheus James benHarold barAbba,    37    Executive Vice President - Corporate
   House of Pettinger(2)                    Development and Director

-------------------------
(1)  Members of the Company's Compensation Committee.
(2)  Members of the Company's Audit Committee.

         Charles Brister is President and Chief Executive Officer of the Company and has served in this capacity since January 1999. He has been a director of the Company since March 1996. He previously served as President and Chief Executive Officer of Brister's Thunder Karts, Inc. ("Brister's"), a wholly-owned subsidiary of the Company, from 1986 to April 1996. From 1996 until his election as President and Chief Executive Officer of the Company in January 1999, Mr. Brister managed his portfolio of personal investments. Mr. Brister also serves as a director of First Guaranty Bank, Hammond, Louisiana.

         Blair Lawrence benGerald has been a director of the Company since June 2000 and Chairman of the Board since July 2000. He has been engaged as an independent financial consultant and intermediary to public companies and investors for more than the past five years. He is currently a researcher and public speaker on biblical, financial and family relationship issues.

         Geoffrey Craig benRichard has been a director of the Company since June 2000 and currently serves as Vice President of Legal Affaires and Secretary of the Company. For more than the past five years, he has lectured as a pastor and retired lawyer in the field of comparative government, self-determination, constitutional law and ecclesiastical law, specializing in corporations sole training. He is an Almoner and Pastor of Christian Almshouse in the Olde Culdee Church, both corporations sole.

         Gary C. Evans has been a director of the Company since July 1996. Mr. Evans has served as President, Chief Executive Officer and a director of Magnum Hunter Resources, Inc. (AMEX - MHR) ("Magnum"), an American Stock Exchange oil and gas exploration and development company, since December 1995. Mr. Evans previously served as Chairman, President and Chief Executive Officer of Hunter Resources, Inc. ("Hunter") from September 1992 until its merger with Magnum. From December 1990 to September 1992, he served as President and Chief Operating Officer of Hunter. From 1985 to 1990, he was the founder and President of Sunbelt Energy, Inc., prior to its merger with Hunter. From 1981 to 1985, Mr. Evans was associated with the Mercantile Bank of Canada where he held various positions including Vice President and Manager of the Energy Division of the southwestern United States. From 1977 to 1981, he served in various capacities with National Bank of Commerce (currently BankTexas, N.A.) including Credit Manager and Credit Officer.

         Timotheus James benHarold has served as a director since June 2000 and is currently Executive Vice President - Corporate Development of the Company. He brings extensive experience from the business and marketing consulting fields. He has been a business and marketing consultant in Dallas, Texas since 1989. Mr. benHarold also is a public speaker on biblical life management.

                 THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                           EACH NOMINEE FOR THE BOARD.

Meetings; Committees of the Board of Directors; Recent Developments

         The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met five times during the calendar 1999 and acted by unanimous consent in lieu of meeting on one occasion during such period.

         The Board of Directors of the Company has established a Compensation Committee and an Audit Committee. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation of executive officers and administers the Company's employee benefit plans. The Compensation Committee met on two occasions during calendar 1999. The Audit Committee is comprised of a majority of independent directors and its functions are to recommend to the Board of Directors the engagement of the Company's independent public accountants, review with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services as provided to the Company. The Audit Committee met on one occasion during calendar 1999.

Compensation of Directors

         Each outside director of the Company was entitled to receive annual compensation of $6,000 for attendance of meetings of the Board and for serving on any committees of the Board during 1999. During 2000, Mr. Gary Evans, a current director and nominee for re-election, will receive $10,000 annually for attendance of Board meetings and serving as an outside director on any committees of the Board. No other outside directors will be entitled to receive any compensation for serving on the Company's Board of Directors. The Company will reimburse directors for out-of-pocket expenses incurred for attending meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the ownership of the Company's shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock as of October 31, 2000 by each of its directors, executive officers and persons known by the Company to beneficially own 5% or more of the outstanding shares of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, and all executive officers and directors as a group.



                                                            Shares Beneficially  Percentage of Shares
                           Name(1)                                 Owned          Beneficially Owned
  --------------------------------------------------------  -------------------  --------------------
  Charles Brister(2)......................................       2,539,091               26.8
  Blair Lawrence benGerald barAbba(3).....................          -0-                   -0-
  Geoffrey Craig benRichard barAbba(4)....................          -0-                   -0-
  Timotheus James benHarold barAbba(5)....................          -0-                   -0-
  Gary C. Evans(6)........................................         154,744                2.0
  Edward Brian Zenk, Jr.(7)...............................           3,630                 *
  Edward Cook(8)..........................................          -0-                   -0-
  John Brian Willms(9)....................................          -0-                   -0-
  Halter Financial Group, Inc.(10)........................         478,260                6.3
  The Schlinger Foundation(11)............................      25,899,532               80.5
  Officers and directors as a group (8 persons)(12).......       2,697,465               28.1


-------------------------
*Less than 1%.
(1) Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Also, unless otherwise indicated, the address of each beneficial owner identified below is: c/o Karts International Incorporated, 62204 Commercial Street, P.O. Box 695, Roseland, Louisiana 70456.
(2) Includes options to purchase 100,000 shares of Common Stock at an exercise price of $0.375 per share, exercisable until October 19, 2004, options to purchase 100,000 shares of Common Stock at an exercise price of $0.375 per share until June 1, 2005 and 1,580,000 shares of Common Stock issuable upon conversion of 395,000 shares of the Company's 9% Cumulative Convertible Preferred Stock ("9% Preferred Stock") owned by Mr. Brister. Also includes 185,084 shares which the Board of Directors has authorized to be issued to Mr. Brister in lieu of his cash compensation for 1999. As of the Record Date, such shares had not been issued. Such shares will be issued and delivered to Mr. Brister before December 31,2000. Mr. Brister is the President, Chief Executive Officer and a director of the Company. See "Executive Compensation - Summary Compensation Table" and "Certain Relationships and Related Transactions."
(3) Mr. Blair Lawrence benGerald is a director of the Company and serves as Chairman of the Board.
(4) Mr. Geoffrey Craig benRichard is Vice President of Legal Affaires, Secretary and a director of the Company.
(5) Mr. Timotheus James benHarold is Executive Vice President - Corporate Development and a director of the Company.
(6) Includes 20,001 shares of Common Stock underlying warrants and 100,000 shares of Common Stock issuable upon conversion of 25,000 shares of 9% Preferred Stock owned by Mr. Evans. Mr. Evans is a director of the Company.
(7)   Mr. Zenk is Senior Vice President/Sales and Marketing of the Company.
(8)   Mr. Cook is a Vice President and Chief Financial Officer of the Company.
(9)   Mr. Willms is the Chief Information Officer of the Company.
(10) Includes 100,000 shares of Common Stock issuable upon conversion of 25,000 shares of 9% Preferred Stock owned by Halter Financial Group, Inc ("HFG"). Timothy P. Halter is the principal stockholder, director and president of HFG and is therefore deemed to have beneficial ownership of the shares of Common Stock held by HFG. HFG and Mr. Halter's address is 7701 Las Colinas Ridge, Suite 250, Irving, Texas 75036.
(11) Includes 8,000,000 shares of Common Stock issuable upon conversion of 4,000,000 shares of Series A Preferred Stock, 14,666,600 shares of Common Stock issuable upon conversion of 73,333 shares of Series B Preferred Stock and 2,000,000 shares of Common Stock issuable upon conversion of 500,000 of 9% Preferred Stock, 592,581 shares of Common Stock owned by the Schlinger Foundation and 58,420 shares of common stock owned by Evert Schlinger who is Trustee of the Schlinger Foundation. Additionally, the Schlinger Foundation may be deemed to share voting power over 581,931 shares of Common Stock with Mr. Brister and Richard N. Jones, a former officer of the Company, pursuant to a Voting Agreement dated May 17, 2000. The Foundation owns all of the issued and outstanding shares of the Company's Series A and Series B Preferred Stock. The Schlinger Foundation's address is c/o Evert Schlinger, Trustee, 1944 Edison Street, Santa Ynez, California 93460. See "Certain Relationships and Related Transactions."
 (12) See preceding notes for an explanation of options, warrants and 9% Preferred Stock included in this total. Also includes 185,084 shares of Common Stock to be issued to Mr. Brister before December 31, 2000.



                             EXECUTIVE COMPENSATION

         The  following  Summary  Compensation  Table sets forth,  for the years indicated,  all cash  compensation  paid,  distributed  or accrued for services, including  salary  and bonus  amounts,  by the  Company  to its Chief  Executive
Officer.  No other  executive  officer of the Company  received  remuneration in excess of $100,000 during the referenced periods.  Certain  compensation related
tables   required  to  be  reported   have  been  omitted  since  no  applicable
compensation was awarded to, earned by or paid to any of the Company's executive officers in any fiscal year to be covered by such tables.

                           Summary Compensation Table

                                                   Annual Compensation      Long-Term Compensation
                                                                          -------------------------
                                                                                   Awards
                                                                          -------------------------
                                                                                        Securities
                                                             Other Annual  Restricted   Underlying
         Name/Title                        Year Salary/Bonus Compensation Stock Awards Options/SARs
------------------------------------------ ---- ------------ ------------ ------------ ------------
Charles Brister(1)........................ 1999  $150,000(2)   $ -0-          -0-         450,000
Robert M. Aubrey, former Chief Executive
Officer and President(3).................. 1998  $140,625    $22,825(4)       -0-         200,000
V. Lynn Graybill, former Chairman of
the Board, Chief Executive Officer and
and President(5).......................... 1997  $131,250      $ -0-          -0-           -0-


-------------------------
(1) In January 1999, Mr. Brister was elected President and Chief Executive Officer of the Company
(2) Mr. Brister agreed to accept shares of the Company's Common Stock in lieu of his annual cash compensation of $150,000 for his service during 1999. The Board of Directors of the Company has authorized the issuance of 185,084 shares of Common Stock to Mr. Brister in lieu of his cash compensation for 1999. As of the Record Date, such shares had not been issued. Such shares will be issued and delivered to Mr. Brister before December 31, 2000.
(3) Effective January 13, 1999, Robert M. Aubrey resigned as Chief Executive Officer, President and as a director of the Company. See "--Employment Agreements and Related Matters."
(4)   Principally housing and transportation allowance.
(5) Effective January 15, 1998, V. Lynn Graybill resigned as Chairman of the Board, Chief Executive Officer and President of the Company.

Employment Agreements and Related Matters

         On October 19, 1999, the Company's Board of Directors ratified an Employment Agreement dated August 1, 1999 with Charles Brister (the "Old Employment Agreement") to serve as the Company's President and Chief Executive Officer for a period of three years beginning February 1, 1999, with an automatic one-year extension unless either the Company or Mr. Brister provides a thirty (30) day written notice not to continue the Old Employment Agreement. The Old Employment Agreement provided Mr. Brister with an annual salary of $150,000 per year, payable in either Common Stock of the Company or cash. Further, Mr. Brister was granted 450,000 options to purchase shares of the Company's Common Stock at the closing bid price of the Company's Common Stock on the date of ratification and the options vest as follows: 100,000 upon the ratification of the Old Employment Agreement by the Board of Directors (October 19, 1999), 150,000 on the second anniversary date of the Old Employment Agreement, and 200,000 on the third anniversary date of the Old Employment Agreement. Additionally, Mr. Brister was eligible to receive an annual bonus which shall be in the form of (a) options to purchase up to 50,000 shares of the Company's Common Stock, which shall vest immediately upon grant and expire five years from the grant date, and (b) cash, not to exceed 15% of Mr. Brister's base salary. See "Executive Compensation - Summary Compensation Table."

         On June 1, 2000, the Company and Charles Brister entered into an Employment Agreement and as amended on October 23, 2000 (the "June Employment Agreement") which superceded the Old Employment Agreement. Under the June Employment Agreement, Mr. Brister will serve the Company as President and Chief Executive Officer for a period of three years beginning June 1, 2000 with an automatic one-year extension unless either the Company or Mr. Brister provides a 30-day written notice not to continue the June Employment Agreement. The June Employment Agreement provides Mr. Brister with an annual salary of $200,000 per year payable in cash in accordance with the Company's established payroll procedures which may be increased at any time at the sole discretion of the Board of Directors of the Company. Additionally, Mr. Brister was granted 350,000 options to purchase shares of the Company's Common Stock at the closing bid price of the Company's Common Stock as of August 21, 2000. The options vest and are exercisable as follows: (a) options to purchase 100,000 shares vested on August 21, 2000 at an exercise price of $0.375 per share; (b) options to purchase 100,000 shares shall vest and be exercisable upon the second anniversary date of the June Employment Agreement; and (c) options to purchase 150,000 shares shall vest and be exercisable upon the third anniversary date of the June Employment Agreement. The options expire June 1, 2005. Additionally, Mr. Brister may be eligible to receive an annual bonus which shall be in the form of (a) options to purchase up to 50,000 shares of the Company's Common Stock, which options shall vest immediately upon issuance and shall expire five
(5) years from the date of grant, and (b) cash in an amount established by an annual performance-based management bonus program which will be approved by the Board of Directors. Subject to certain exceptions, if the June Employment Agreement is terminated by the Company or Mr. Brister as a result of a change in control (as defined in the June Employment Agreement), Mr. Brister shall be entitled to a cash payment of $200,000 and the immediate vesting of all options granted but not yet vested at the effective date of such change in control, as full and final satisfaction of all obligations due and owing to Mr. Brister by the Company under the terms of the June Employment Agreement.

         Effective January 30, 1998, the Company entered into three-year Employment Agreement (the "Aubrey Agreement") with Robert M. Aubrey, whereby Mr. Aubrey agreed to serve as President and Chief Executive Officer of the Company. The Aubrey Agreement provided Mr. Aubrey with an annual base salary of $150,000 and options to purchase 200,000 shares of Common Stock at an exercise price of $3.25 per share.

         Effective January 13, 1999, Robert M. Aubrey resigned as Chief Executive Officer, President and as a director of the Company. On January 20, 1999, the Company and Mr. Aubrey entered into a Settlement Agreement and Full and Final Release of All Claims (the "Aubrey Agreement") for the purpose of satisfying and discharging all obligations of the Company to Mr. Aubrey under the Aubrey Agreement. The Aubrey Agreement provided that the Company shall forgive up to $19,000 of non-reimbursable expenses incurred by Mr. Aubrey and pay to Mr. Aubrey one week of earned vacation. In consideration for the foregoing, Mr. Aubrey must adhere to the non-competition and non-solicitation covenants set forth in the Aubrey Agreement until January 13, 2001. As part of his separation from the Company, the Company issued to Mr. Aubrey options to purchase 15,000 shares of Common Stock at an option exercise price of $1.06 per share, which options were granted to replace the options to purchase 200,000 shares of Common Stock that were canceled at separation. The options are vested and expire on January 20, 2004.

         To provide for continuity of management, the Company may enter into employment agreements with other members of its executive management staff.


Stock Options

         The following table reflects options granted to the Company's President and Chief Executive Officer during 1999:

                        Option/Grants in Last Fiscal Year

                                          Number of Securities  Percent of Total Options
                                           Underlying Options   Granted to Employees in   Exercise Price
                 Name/Title                     Granted               Fiscal 1999             ($/sh)      Expiration  Date
----------------------------------------  --------------------  ------------------------  --------------  ----------------
Charles Brister, President and Chief           450,000(1)                 55.6                $0.375      See footnote(1)
  Executive Officer.....................

-------------------------
(1)   The options were  granted to Mr.  Brister  pursuant to the Old  Employment
      Agreement  which was  superceded  on June 1,  2000 by the June  Employment
      Agreement. Of the options to purchase 450,000 shares of Common Stock which were to expire  periodically  from  October 19, 2004  through  October 19,
      2006,  options to purchase  100,000 shares are vested,  with the remaining
      350,000  options  being  terminated  and replaced with options to purchase
      350,000 shares of Common Stock pursuant to the June Employment  Agreement.
      See "Executive Compensation - Employment Agreements and Related Matters."

                     Aggregate Fiscal Year-End Option Values

                                            Number of Securities Underlying
                                                 Unexercised Options at                     Market Value of Unexercised
                                                    Fiscal Year-End                         Options at Fiscal Year-End
                                         -------------------------------------            ------------------------------
                 Name/Title                Exercisable           Unexercisable              Exercisable    Unexercisable
---------------------------------------  --------------         --------------            --------------  --------------
Charles Brister, President and Chief         100,000                350,000                   $37,500        $131,250
  Executive Officer....................

-------------------------
(1) The exercise price per share of all options issued by the Company was based on the closing bid price of the Company's Common Stock as quoted on either the NASD Electronic Bulletin Board or The Nasdaq SmallCap Market ("Nasdaq"), as applicable, on the date of grant of such options.

1998 Stock Compensation Plan

         On May 27, 1998, the stockholders of the Company approved the 1998 Stock Compensation Plan of Karts International Incorporated (the "1998 Plan") and reserved 1,000,000 shares of Common Stock for issuance under the plan. The 1998 Plan terminates on April 1, 2008 unless previously terminated by the Board. The 1998 Plan is administered by the Compensation Committee (the "Committee") or the entire Board.

         Eligible participants in the 1998 Plan include full time employees, directors and advisors of the Company and its subsidiaries. Options granted under the 1998 Plan are intended to qualify as "incentive stock options" pursuant to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute incentive stock options ("nonqualified options") as determined by the Committee.

         Under the 1998 Plan the Company may also grant "Restricted Stock" awards. "Restricted Stock" represents shares of Common Stock issued to eligible participants under the 1998 Plan subject to the satisfaction by the recipient of certain conditions and enumerated in the specific Restricted Stock grant. Conditions which may be imposed include, but are not limited to, specified periods of employment, attainment of personal performance standards or the overall performance of the Company. The granting of Restricted Stock represents an additional incentive for eligible participants under the 1998 Plan to promote the development of the Company, and may be used by the Company as another means of attracting and retaining qualified individuals to serve as employees of the Company or its subsidiaries.

         Incentive stock options may be granted only to employees of the Company or a subsidiary who, in the judgment of the Committee, are responsible for the management or success of the Company or a subsidiary and who, at the time of the granting of the incentive stock option, are either an employee of the Company or a subsidiary. No incentive stock option may be granted under the 1998 Plan to any individual who would, immediately before the grant of such incentive stock option, directly or indirectly, own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (i) such incentive stock option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the date the incentive stock option is granted and (ii) such incentive stock option expires on a date not later than five years from the date the incentive stock option is granted.

         The purchase price of the shares of the Common Stock offered under the 1998 Plan must be one hundred percent (100%) of the fair market value of the Common Stock at the time the option is granted or such higher purchase price as may be determined by the Committee at the time of grant; provided, however, if an incentive stock option is granted to an individual who would, immediately before the grant, directly or indirectly own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the shares of the Common Stock covered by such incentive stock option may not be less than one hundred ten percent (110%) of the fair market value of such shares on the day the incentive stock option is granted. If the Common Stock is listed upon an established stock exchange or exchanges, the fair market value of the Common Stock shall be the highest closing price of the Common Stock on the day the option is granted or, if no sale of the Common Stock is made on an established stock exchange on such day, on the next preceding day on which there was a sale of such stock. If there is no market price for the Common Stock, then the Board and the Committee may, after taking all relevant facts into consideration, determine the fair market value of the Common Stock.

         Under the 1998 Plan, an individual may be granted one or more options, provided that the aggregate fair market value (determined at the time the option is granted) of the shares covered by incentive options which may be exercisable for the first time during any calendar year shall not exceed $100,000.

         Options are exercisable in whole or in part as provided under the terms of the grant, but in no event shall an option be exercisable after the expiration of ten years from the date of grant. Except in case of disability or death, no option shall be exercisable after an optionee ceases to be an employee of the Company, provided that the Committee has the right to extend the right to exercise for a period not longer than three months following the date of termination of an optionee's employment. If an optionee's employment is terminated by reason of disability, the Committee may extend the exercise period for a period not in excess of one year following the date of termination of the optionee's employment. If an optionee dies while in the employ of the Company and shall not have fully exercised his options, the options may be exercised in whole or in part at any time within one year after the optionee's death by the executors or administrators of the optionee's estate or by any person or persons who acquired the option directly from the optionee by bequest or inheritance.

         There presently are outstanding options granted under the 1998 Plan to purchase 712,000 shares of Common Stock at prices ranging from $0.3125 to $3.50 per share, which options expire periodically from August 21, 2001 to December 31, 2005. On August 21, 2000, the Board of Directors approved lowering to $0.375 per share the exercise price on all outstanding employee options that were exercisable at a price greater than $0.375 per share. The Board believed this action was in the best interest of the Company since substantially all of the outstanding employee options were granted at per share exercisable prices significantly greater than the current market price of the Company's Common Stock, which has ranged from $.25 to $.50 per share.

         In addition to options granted under the Company's 1998 Compensation Plan, the Company has outstanding options that were granted to employees during 1996 and 1997 to purchase 46,953 shares of Common Stock. Such options were granted at per share exercisable prices of $4.88 to $5.63 and expire periodically at various times until January 31, 2003. The exercise price of these options was reduced to $0.375 per share by the Board of Directors on August 21, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company and Charles Brister, the Chief Executive Officer and President of the Company, have entered into a Real Estate Option Right of First Refusal Agreement for the Company's Roseland manufacturing facility. Under the terms of this agreement, the Company may, at its sole option, purchase the real property and improvements for $550,000. The option expires on December 31, 2000. The Company and Mr. Brister had previously entered into a lease agreement for the Roseland manufacturing facility, including the corporate offices, which has expired. The monthly lease payment for the Roseland facility is currently $6,025 on a month-to-month basis. The Company and Mr. Brister are currently negotiating the terms for a new lease for the Roseland facility which the Company expects will provide for a modest increase in the monthly lease payment.

         During 1999, Charles Brister provided temporary loans to the Company to provide interim working capital. These loans were documented by promissory notes bearing interest at rates between 8% and 12% and payable at various dates. Notes totaling approximately $395,000 were converted into 395,000 shares of the Company's 9% Convertible Preferred Stock in June 1999. At September 30, 2000, promissory notes totaling approximately $150,000 were still outstanding.

         On August 1, 2000, the Company and Charles Brister entered into a license agreement (the "License Agreement") for "Accelerator Pedal Override Apparatus for Self-Propelled Motorized Cart with Aligned Brake and Accelerated Push-Rod Type Operator Pedals" ("Pedal Override") and for "Clutch Assembly for Chain Driven Cart" (the "Clutch Lube") which are subject to certain patent rights owned by Mr. Brister. The term of the License Agreement is for a period of three (3) years. In August 2000, the Company paid Mr. Brister $40,000 for arrearage royalty fees covering the Pedal Override and Clutch Lube under a prior license agreement between the Company and Mr. Brister. Pursuant to the current License Agreement, the Company has agreed to pay Mr. Brister royalties as follows: (i) the greater of $20,000 or the sum of a royalty of $1.00 for each Company product sold by the Company or any of its affiliates or subsidiaries containing or utilizing the Pedal Override during the period beginning August 1, 2000 and ending July 31, 2001, and a royalty of $0.50 for each Company product sold by the Company or any of its affiliates or subsidiaries containing or utilizing the Clutch Lube during the period beginning August 1, 2000 and ending July 31, 2001, (ii) the greater of $20,000 or the sum of a royalty of $1.00 for each Company product sold by the Company or any of its affiliates or subsidiaries containing or utilizing the Pedal Override during the period beginning August 1, 2001 and ending July 31, 2002, and a royalty of $0.50 for each Company product sold by the Company or any of its affiliates or subsidiaries containing or utilizing the Clutch Lube during the period beginning August 1, 2001 and ending July 31, 2002, and (iii) the greater of $20,000 or the sum of a royalty of $1.00 for each Company product sold by the Company or any of its affiliates or subsidiaries containing or utilizing the Pedal Override during the period beginning August 1, 2002 and ending July 31, 2003, and a royalty of $0.50 for each Company product sold by the Company or any of its affiliates or subsidiaries containing or utilizing the Clutch Lube during the period beginning August 1, 2002 and ending July 31, 2003. The Company shall pay the accrued royalties on January 1 and July 31 of each year during the term of the License Agreement. Either party may terminate the License Agreement upon thirty (30) days written notice to the other party if the other party commits a material breach of any term of the License Agreement and fails to cure such breach within the 30-day period. Upon termination of the License Agreement for any reason, the Company shall return to Mr. Brister the technology and tangible manifestations or copies thereof relating to the Pedal Override and Clutch Lube and all licenses granted under the License Agreement will be transferred and assigned by the Company to Mr. Brister or to his designee.

         On October 10, 2000, the Company entered into a license agreement with Charles Brister (the "Technology Agreement") for the right to use a safety fuel tank and filler cap apparatus on its products (the "Technology") which is owned by Mr. Brister under certain patents and patent applications. In consideration of the grant of the license to the Technology, the Company agreed to pay Mr. Brister an annual license fee of $250,000. The first annual license fee payment is payable in two equal payments of $125,000 each, with the first $125,000 payment being paid to Mr. Brister in August 2000 and the second $125,000 payment due on December 31, 2000. The Technology Agreement is for a period of three (3) years and shall be automatically renewed annually thereafter unless either of the parties provides at least sixty (60) days notice of non-renewal prior to the termination date of the Technology Agreement. The Technology Agreement is subject to termination for non-payment of the license fee and royalties and for certain other reasons. In addition to the annual license fee of $250,000, the Company shall pay Mr. Brister a royalty of $1.00 for each Company product which utilizes the Technology. However, in no event shall royalties for a calendar year for use of the Technology on the Company's products be less than $500,000 for the first full year of the Technology Agreement ending on December 31, 2001; less than $500,000 for the license year ending December 31, 2002 and less than $1,000,000 for the license year ending December 31, 2003 and thereafter. In the event that royalties for a license year do not equal the required minimum, Charles Brister may, at his option, convert the exclusive license granted to the Company to a non-exclusive license without the right of the Company to sub-license, by thirty (30) days notice in writing to the Company, unless such default is cured by the Company within the 30-day notice period. Subject to the terms of the Technology Agreement, the Company shall have the right to grant sub-licenses to others for fees or at royalty rates to be determined by the Company. As sub-license income, the Company has agreed to pay to Mr. Brister 50% of all license fees, royalties, advance royalties, minimum royalties or other payments accrued or received in respect to the granting or maintaining of sub-licenses, provided, however, in no instance shall the amount paid to Mr. Brister be less than $1.00 for each product which utilizes the Technology. Additionally, the Company has agreed during the term of the Technology Agreement to maintain product liability insurance naming Mr. Brister as an additional insured to provide protection against claims and causes of action arising out of any defects or failure to perform of the Technology. The amount of coverage shall be a minimum of $2,000,000 combined single limit, with a deductible amount not to exceed $100,000 for each single occurrence for bodily injury and/or property damage.

         On June 3, 1999, the Company consummated a $1.5 million convertible loan transaction with The Schlinger Foundation (the "Foundation"). The Foundation also purchased 500,000 shares of 9% Preferred Stock at a price of $1.00 per share in the Company's private offering consummated on June 30, 1999. For his assistance to the Company in arranging this financing with the Foundation and others, the Company paid Blair L. benGerald, a director of the Company, $205,000. Mr. Blair L. benGerald was not an officer or director of the Company when he received this payment.

         On May 17, 2000, the Company and The Foundation entered into an Amended and Restated Loan Agreement which provided for the additional loan of $1,000,000 to the Company at an interest rate equal to 3% plus the prime rate as quoted in The Wall Street Journal. Interest is payable on the $2.5 million Amended and Restated Term Note ("Term Note") monthly as it accrues commencing on June 30, 2000 and continuing on the last day of each successive month thereafter during the term of the Term Note with the principal of the Term Note being payable in one installment of unpaid principal and accrued unpaid interest on May 17, 2005. The Term Note is secured with guaranty agreements by each of the Company's wholly-owned subsidiaries, Straight Line Manufacturing, Inc., USA Industries, Inc., KINT, L.L.C. and Brister's Thunder Karts, Inc. Additionally, the Company and each of its subsidiaries have pledged substantially all of their assets as additional collateral for the Term Note.

         Additionally, on May 17, 2000, the Company sold 4,000,000 shares of its Series A Preferred Stock to the Foundation for $3,000,000 cash or $0.75 per share. The holders of the Series A Preferred Stock have the right to elect a majority of the members of the Company's Board of Directors. Pursuant to this right, three of the Company's five directors, and current nominees for re-election as directors, Blair L. benGerald, Geoffrey C. benRichard and Timotheus J. benHarold, have been nominated by the Foundation and Board of Directors to serve as directors of the Company.

         On October 9, 2000, the Company sold 73,333 shares of its Series B Preferred Stock to the Foundation for $5,500,000 or $75.00 per share. Each share of Series B Preferred Stock is convertible at the option of the holder into 200 shares of Common Stock of the Company. Each outstanding share of Series B Preferred Stock has the right to 200 votes at any meeting of the stockholders of the Company.

         The Foundation currently owns 500,000 shares of the Company's 9% Preferred Stock, 4,000,000 shares of Series A Preferred Stock, 73,333 shares of Series B Preferred Stock and 592,581 shares of the Company's Common Stock. As a result of the purchase of the Series A Preferred Stock by the Foundation, as previously reported, there was a change of control of the Company. Pursuant to the terms of the sale of the Series A Preferred Stock, Blair L. benGerald, Geoffrey C. benRichard and Timotheus J. benHarold were elected as directors of the Company. The Foundation has the right to a total 23,259,181 votes at any meeting of the stockholders of the Company, which constitutes approximately 77% of the total votes entitled to vote with respect to any matters on which the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall have the right to vote.

         The Company and the Foundation have entered into a Registration Rights Agreement dated May 17, 2000, and as amended on October 9, 2000 which granted certain registration rights to the Foundation for the shares of Common Stock of the Company to be issued to the Foundation upon conversion of the Series A and Series B Preferred Stock.

         The Foundation, Charles Brister, President and Chief Executive Officer of the Company and Richard N. Jones, a former officer of the Company, entered into a Voting Agreement dated May 17, 2000 which grants to the Foundation the right to vote an aggregate of 581,931 shares of Common Stock owned by Messrs. Brister and Jones until the earlier of May 1, 2015 or such date that the Foundation does not own any capital stock of the Company.

         In connection with the sale of the Series A Preferred Stock to the Foundation and the restructuring of the Term Note, Blair L. benGerald, a current director and nominee for election as director of the Company, and an Almoner with the Office of the Presiding Priest of Faith Works Mission, and His Successors, a Corporation Sole registered as a church at Nevada, acted as an intermediary. An honorarium characterized as a tithe and alms bestowal in the amount of $340,000 was delivered in May 2000 to Mr. Blair L. benGerald by the Company for his services and in his capacity as a Presiding Priest of the Faith Works Mission. Additionally, in connection with the Company's sale of the Series B Preferred Stock to the Foundation, Mr. Blair L. benGerald also acted as an intermediary and received in October 2000 $500,000 from the Company for his services and in his capacity as Office of the Presiding Almoner of First Fruits Mission, and His Successors, a Corporation Sole.

         The Company believes that all the foregoing related-party transactions were on terms no less favorable to the Company than could reasonably be obtained from unaffiliated third parties. All future transactions with affiliates will be approved by a majority of disinterested directors of the Company and on terms no less favorable to the Company than those that are generally available from unaffiliated third parties.

                     PROPOSAL 2 -- INCREASE IN THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

Description of the Proposal

         On October 19, 2000, the Board approved, subject to the consideration and approval of the stockholders of the Company, a proposed amendment to the Company's Articles of Incorporation to increase the authorized capital stock of the Company by increasing the number of shares of Common Stock available for issuance from 35,000,000 shares to 90,000,000 shares. The number of shares of Preferred Stock available for issuance shall remain at 10,000,000 shares.

Rationale for the Proposal

         The principal reason for recommending approval of this proposal is to accommodate the potential conversion of the 9% Preferred Stock, Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock and to provide additional shares of Common Stock for the Company's proposed 2000 Stock Compensation Plan. Presently, the outstanding total number of authorized but unissued shares is inadequate to satisfy the possible conversion of all of the outstanding Preferred Stock and to provide additional shares of Common Stock for the proposed 2000 Stock Compensation Plan.

         Upon conversion of all outstanding shares of Preferred Stock, the Company will be required to issue 32,666,600 shares of Common Stock.
Additionally, the Company has reserved for issuance 1,000,000 shares of Common Stock under the 1998 Plan and will initially reserve 750,000 shares under the 2000 Stock Compensation Plan if it is approved by the Company's stockholders.

         The proposal to increase the Company's authorized Common Stock is thus intended to ensure that the Company has sufficient Common Stock to meet the foregoing obligations and to provide additional authorized shares that could be issued in connection with the exercise of stock options, possible future stock splits, stock dividends and mergers and acquisitions and to raise additional capital, which could include public offerings or private placements of Common Stock or securities convertible into Common Stock.

         While the Board believes it to be important that the Company have the flexibility that would be provided by having available additional authorized Common Stock, the Company does not now have any commitments, arrangements or understandings which would require the issuance of such additional shares of Common Stock other than the shares reserved for issuance pursuant to outstanding options and warrants and conversion of the outstanding shares of Preferred Stock. The availability of additional authorized shares of Common Stock would simply permit the Board to respond in a timely manner to future opportunities and business needs of the Company as they may arise and would avoid the possible necessity and expense of a special meeting of stockholders to increase the authorized Common Stock.

         If this proposal is not approved by the stockholders, the Company will be in default of the terms and conditions of the Preferred Stock and it will not have enough shares of Common Stock to issue upon the conversion of all of the Preferred Stock.

Effects of the Adoption of the Proposal

         If the authorized shares of Common Stock are increased as proposed, the authorized shares of Common Stock would be available for issuance from time to time upon such terms and for such purposes as the Board may deem advisable without further action by the stockholders of the Company except as may be required by law or the rules of any stock exchange on which the Common Stock may be listed. Such an issuance may decrease or increase the book value per share of Common Stock presently issued and outstanding, depending upon whether the consideration paid for such newly issued shares is less or more than the book value per share prior to such issuance. The issuance of additional shares could dilute the voting power and equity of the holders of outstanding Common Stock and may have the effect of discouraging attempts by a person or group to take control of the Company.

Recommendation of the Board of Directors

         Adoption of the proposal to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders of the majority of the shares of the Common Stock, Series A Preferred Stock and Series B Preferred Stock outstanding on the Record Date. If approved by the stockholders, such increase in the number of authorized shares will become effective on the filing with the Secretary of State of Nevada of the Certificate of Amendment of Articles of Incorporation in the form of Exhibit "A" attached hereto. The parties to the Voting Agreement have agreed to vote their respective shares of Common Stock for this proposal.

               THE BOARD RECOMMENDS A VOTE FOR THE INCREASE IN THE
                  NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S
                       COMMON STOCK TO 90,000,000 SHARES.

         PROPOSAL 3 -- APPROVAL OF THE KARTS INTERNATIONAL INCORPORATED
                          2000 STOCK COMPENSATION PLAN

         The Board proposes that the stockholders of the Company approve the Karts International Incorporated 2000 Stock Compensation Plan (the "2000 Plan"). The 2000 Plan was adopted by the Board on October 19, 2000. The 2000 Plan terminates on October 19, 2010 unless previously terminated by the Board. The 2000 Plan is being implemented to encourage ownership of Common Stock by certain officers, directors, employees and advisors of the Company or its subsidiaries. The 2000 Plan also provides additional incentive for eligible persons to promote the success of the business of the Company or its subsidiaries, and to encourage them to remain in the employ of the Company or its subsidiaries by providing such persons an opportunity to benefit from any appreciation of the Common Stock through the issuance of stock options, related stock appreciation rights and reload options in accordance with the terms of the 2000 Plan.

         Eligible participants in the 2000 Plan include full time employees, directors and advisors of the Company and its subsidiaries. Options granted under the 2000 Plan are intended to qualify as "incentive stock options" pursuant to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute incentive stock options ("nonqualified options") as determined by the Company's Compensation Committee (the "Committee") or the Board of Directors.

         The Board is of the opinion that it would be in the best interest of the Company to reserve for issuance under the 2000 Plan not less than 750,000 shares of Common Stock to provide adequate shares of Common Stock for issuance to qualified individuals under the 2000 Plan, and to encourage such individuals to remain in the service of the Company in order to promote its business and growth strategy. The maximum aggregate number of shares of Company Common Stock which may be issued under the 2000 Plan shall initially be 750,000 shares which amount may, at the discretion of the Board of Directors, be increased from time to time to a number of shares of Company Common Stock equal to 10% of the total outstanding shares of Company Common Stock, provided that the aggregate number of shares of Company Common Stock which may be issued under the 2000 Plan shall not exceed 9,000,000. The Company may also utilize the granting of options under the 2000 Plan to attract qualified individuals to become employees and non-employee directors of the Company, as well as to ensure the retention of management of any acquired business operations. Under the 2000 Plan the Company may also grant restricted stock awards. Restricted stock represents shares of Common Stock issued to eligible participants under the 2000 Plan subject to the satisfaction by the recipient of certain conditions and enumerated in the specific restricted stock grant. Conditions which may be imposed include, but are not limited to, specified periods of employment, attainment of personal performance standards or the overall performance of the Company. The granting of restricted stock represents an additional incentive for eligible participants under the 2000 Plan to promote the development of the Company, and may be used by the Company as another means of attracting and retaining qualified individuals to serve as employees and directors of the Company or its subsidiaries.

                              Summary of 2000 Plan

         The following is a summary of certain of the provisions of the 2000 Plan. The full text of the 2000 Plan is set forth as Exhibit B to this Proxy Statement.

Administration

         The 2000 Plan will be administered by the Committee or the entire Board. Under the terms of the 2000 Plan, the Committee shall consist of not less than two members of the Board who are appointed by the Board. The Board has the power from time to time to add or substitute members of the Committee and to fill vacancies, however caused.

         The Committee or the Board, as applicable, has the authority to interpret the 2000 Plan, to determine the persons to whom, and the basis upon which, options will be granted, the exercise price, duration, and other terms of the options to be granted, subject to the authority of the entire Board and specific provisions contained in the 2000 Plan.

Eligibility

         Nonqualified Options. Nonqualified options may be granted only to officers, directors (including non-employee directors of the Company or a subsidiary), employees and advisors of the Company or a subsidiary who, in the judgment of the Committee, are responsible for the management or success of the Company or a subsidiary and who, at the time of the granting of the nonqualified options, are either officers, directors, employees or advisors of the Company or a subsidiary.

         Incentive Options. Incentive stock options may be granted only to employees of the Company or a subsidiary who, in the judgment of the Committee or the Board, are responsible for the management or success of the Company or a subsidiary and who, at the time of the granting of the incentive stock option, are either an employee of the Company or a subsidiary. No incentive stock option may be granted under the 2000 Plan to any individual who would, immediately before the grant of such incentive stock option, directly or indirectly, own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (i) such incentive stock option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the date the incentive stock option is granted and (ii) such incentive stock option expires on a date not later than five years from the date the incentive stock option is granted.

Option Price

         The purchase price of the shares of the Common Stock offered under the 2000 Plan must be one hundred percent (100%) of the fair market value of the Common Stock at the time the option is granted or such higher purchase price as may be determined by the Committee or the Board at the time of grant; provided, however, if an incentive stock option is granted to an individual who would, immediately before the grant, directly or indirectly own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the shares of the Common Stock covered by such incentive stock option may not be less than one hundred ten percent (110%) of the fair market value of such shares on the day the incentive stock option is granted. As the price of the Common Stock is currently quoted on the NASD Electronic Bulletin Board, the fair market value of the Common Stock underlying options granted under the 2000 Plan shall be the last closing sales price of the Common Stock on the day the options are granted. If there is no market price for the Common Stock, then the Board and the Committee may, after taking all relevant facts into consideration, determine the fair market value of the Common Stock.

Exercise of Options

         Options are exercisable in whole or in part as provided under the terms of the grant, but in no event shall an option be exercisable after the expiration of ten years from the date of grant. Except in case of disability or death, no option shall be exercisable after an optionee ceases to be an employee of the Company, provided that the Committee shall have the right to extend the right to exercise for a specified period, generally three months, following the date of termination of an optionee's employment. If an optionee's employment is terminated by reason of disability, the Committee or the Board may extend the exercise period for a specified period, generally one year, following the date of termination of the optionee's employment. If an optionee dies while in the employ of the Company and shall not have fully exercised his options, the options may be exercised in whole or in part at any time within one year after the optionee's death by the executors or administrators of the optionee's estate or by any person or persons who acquired the option directly from the optionee by bequest or inheritance.

         No option is exercisable either in whole or in part after the expiration of ten years from the date of grant. In the event of the dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Committee or the Board is authorized to accelerate the exercisibility of all outstanding options under the 2000 Plan.

         Under the 2000 Plan, an individual may be granted one or more options, provided that the aggregate fair market value (determined at the time the option is granted) of the shares covered by incentive options which may be exercisable for the first time during any calendar year shall not exceed $100,000.

Acceleration and Exercise upon Change of Control

         Any option granted under the 2000 Plan which provides for either (a) an incremental vesting period whereby such option may only be exercised in installments as each such incremental vesting period is satisfied or (b) a delayed vesting period whereby such option may only be exercised after the lapse of a specified period of time, such vesting period shall be accelerated upon the occurrence of a "Change in Control" of the Company (as that term is defined in the 2000 Plan) so that such option shall become exercisable immediately in part or in its entirety by the optionee, as such optionee shall elect subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted.

Alternate Stock Appreciation Rights ("SARs")

         Concurrently with or subsequent to the award of any option under the 2000 Plan, the Committee may award to the optionee with respect to each share of Common Stock covered by an option (the "Related Option") a related alternate stock appreciation right ("SAR") permitting the optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. A SAR granted with respect to an incentive stock option must be granted together with the Related Option. A SAR granted with respect to a nonqualified option may be granted together with or subsequent to the grant of such Related Option. Each SAR shall be on such terms and conditions not inconsistent with the 2000 Plan and shall be evidenced by written agreement executed by the Company and the optionee receiving the Related Option.

         A SAR may be exercised only if and to the extent that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of a SAR has a current right to exercise, the SAR may be exercised by written notice to the Company.

         The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to one hundred percent (100%) of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the fair market of a share of Common Stock on the date the Related Option to such SAR was granted or became effective, as the case may be; provided, however, the Company may, in its sole discretion, withhold from cash payment any amount necessary to satisfy the Company's obligations for withholding taxes with respect to such payment. The amount payable by the Company to an optionee upon exercise of an SAR may be paid in shares of Common Stock, cash or a combination thereof. The number of shares of Common Stock to be paid to an optionee upon such optionee's exercise of a SAR shall be determined by dividing the amount of payment by the fair market value of a share of Common Stock on the exercise date of such SAR. All such shares shall be issued with any and all applicable restrictive legends.

         Except as otherwise provided in case of disability or death, no SAR shall be exercisable after an optionee ceases to be an employee, director or adviser of the Company or a subsidiary. The Committee or the Board shall have in its sole discretion the right to extend the exercise period following the date such optionee ceases to be an employee, director or adviser of the Company or a subsidiary thereof. The Committee or the Board may not extend the period during which an optionee may exercise a SAR for a period greater than the period during which an optionee may exercise the Related Option. If an optionee's position as an employee, director or adviser of the Company is terminated due to the disability or death of such optionee, the Committee shall have the right in its sole discretion, to extend the exercise period applicable to the SAR for a period not to exceed the period in which the optionee may exercise the Related Option.

         Upon the exercise or termination of any Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock as to which the Related Option was exercised or terminated.

Reload Options

         Concurrently with the award of nonqualified or incentive stock options, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares that number of shares of Common Stock equal to the sum of the number of shares of Common Stock used to exercise the underlying option plus, to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the option award. The grant of a Reload Option will become effective on the exercise of the underlying nonqualified, incentive or Reload Option through the use of shares of Common Stock held by the optionee for at least 12 months. Reload Options are not intended to qualify as an incentive stock option under Section 422 of the Code.

         The issuance of Reload Options is evidenced by their reference in the option agreement attendant to the option grant. Upon the exercise of a nonqualified or incentive stock option, the Reload Option will be evidenced by an amendment to the underlying option agreement.

         The option price per share of Common Stock deliverable upon the exercise of a Reload Option is the fair market value of a share of Common Stock on the date the grant of the Reload Option becomes effective.

         Each Reload Option is fully exercisable six months from the effective date of grant. The term of each Reload Option is equal to the remaining option term of the underlying nonqualified or incentive stock option.

         No  additional  Reload  Options  shall be  granted  to  optionees  when
nonqualified,   incentive   and/or  Reload   Options  are  exercised   following
termination of the optionee's employment.

Payment for Option Shares

         Options may be exercised by the delivery of written notice to the Company at its principal office setting forth the number of shares with respect to which the option is to be exercised, together with cash or certified check payable to the order of the Company for an amount equal to the option price of such shares. No shares of Common Stock subject to options granted under the 2000 Plan may be issued upon exercise of such options until full payment has been made of any amount due. A certificate or certificates representing the number of shares purchased will be delivered by the Company as soon as practicable after payment is received.

Termination of the 2000 Plan

         The 2000 Plan will terminate on October 19, 2010, unless sooner terminated by the Board. Any option outstanding under the 2000 Plan at the time of termination shall remain in effect until the option shall have been exercised or shall have expired.

Amendment of the 2000 Plan

         The Board may at any time modify or amend the 2000 Plan without obtaining the approval of the stockholders of the Company in such respects as it shall deem advisable to comply with Section 422 of the Code or in any other respect which shall not change the maximum number of shares for which options may be granted under the 2000 Plan, the method for determining the exercise price for those options which are granted, other than to change the manner of determining the fair market value, the periods during which options may be granted or exercised, provisions relating to the determination of employees to whom options shall be granted, or provisions relating to adjustments to be made upon changes in capitalization.

Transferability of Options

         Except as may be agreed upon by the Committee, options granted under the 2000 Plan shall be exercisable only by the optionee during his lifetime and shall not be assignable or transferable other than and by will or the laws of descent and distribution.

Restricted Stock Awards

         The Committee may grant restricted stock to eligible participants under the 2000 Plan. The Committee shall determine the number of shares of restricted stock to be granted as well as when the shares may be sold or transferred by the recipient. The Committee shall also have the right to impose such other restrictions on any shares of restricted stock granted as it may deem advisable, with all certificates representing restricted stock bearing a legend noting that the shares are subject to restrictions imposed under the 2000 Plan. The restricted stock will be freely transferable, subject to applicable federal and state securities laws, upon the expiration of the period of restriction imposed by the Committee. During the restricted period, holders of restricted stock may exercise full voting rights, and are entitled to receive all dividends and other distributions paid with respect to the granted shares held by the grantee. If a dividend or distribution is paid in shares of Common Stock, the shares representing such dividend will be subject to the same restrictions on transferability as the shares of restricted stock.

         The Committee shall have the right to provide for the automatic termination of the restrictions imposed upon the restricted stock if the grantee terminates his employment because of retirement. Furthermore, if a grantee terminates his employment because of death or total and permanent disability during the restricted period, the Committee may provide for the automatic termination of the restrictions imposed upon that number of shares of restricted stock equal to the total number of shares of restricted stock granted multiplied by the number of full months which had elapsed since the date of grant divided by the maximum number of full months of the period of restriction. However, the Committee may, in its sole discretion, waive any restrictions remaining on restricted stock upon the grantee's death or total and permanent disability. In the event that grantees terminate their employment for any reason other than retirement, death or total and permanent disability, then any shares of restricted stock still subject to the restrictions at the date of such termination will automatically be forfeited and returned to the Company. No shares of restricted stock granted under the 2000 Plan may be sold, transferred, pledged or assigned, otherwise than by will or by the laws of descent and distribution until the termination of the period of restriction imposed by the Committee.

         The affirmative vote of the holders of a majority of the shares of Common Stock, Series A and Series B Preferred Stock present in person or by proxy at the Meeting is necessary to approve the 2000 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
            THE COMPANY'S PROPOSAL TO APPROVE THE KARTS INTERNATIONAL
                    INCORPORATED 2000 STOCK COMPENSATION PLAN

                              STOCKHOLDER PROPOSALS

         If a stockholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the next annual meeting of stockholders, the proposal must comply with the proxy rules promulgated by the United States Securities and Exchange Commission, be stated in writing and be submitted on or before July 13, 2001. Any proposals should be mailed to the Company at P.O. Box 695, Roseland, Louisiana 70456, Attention: Charles Brister.

                                  OTHER MATTERS

         The Board is not aware of any other matters to be brought before the Meeting. If any other matters, however, are properly brought before the Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies with respect to such matters in accordance with their best judgment.

                                  MISCELLANEOUS

         All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, electronic mail or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor.

         Upon the written request of any holder of the Company's Common Stock entitled to vote at the Annual Meeting of Stockholders, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, including financial statements thereto, as filed with the Securities and Exchange Commission. Requests should be directed to Karts International Incorporated, P.O. Box 695, Roseland, Louisiana 70456, (504) 747-2700; Attention: Charles Brister.

                                         By Order of the Board of Directors

                                          /s/ Charles Brister
                                         -------------------------------------
                                         Charles Brister
                                         President and Chief Executive Officer